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                                                                     EXHIBIT 11



                         MARATHON FINANCIAL CORPORATION


   Computation of Weighted Average Shares Outstanding and Earnings Per Share


                 Shares Outstanding End of Month - 3rd Quarter
                 ---------------------------------------------


                                                   2000               1999
                                                ----------         ----------
July                                             2,051,441          2,054,730
August                                           2,051,441          2,051,321
September                                        2,051,441          2,050,542
                                                ----------         ----------
                                                 6,154,323          6,156,593


   Divided by                                    3 months           3 months
                                                ----------         ---------
 Weighted Shares Outstanding                     2,051,441          2,052,198
                                                ==========         ==========

Add Dilutive Shares                                 12,928             31,770

                                                 2,064,369          2,083,968
                                                ==========         ==========

 Net Income                                     $  286,404         $  288,501
                                                ==========         ==========

 Net Income Per Share, Basic
  And Assuming Dilution                         $      .14         $      .14
                                                ==========         ==========




                 Shares Outstanding End of Month - Year-to-date
                 ----------------------------------------------


                                                  2000               1999
                                               -----------        -----------
January                                          2,049,409          2,063,605
February                                         2,051,441          2,063,365
March                                            2,051,441          2,060,686
April                                            2,051,441          2,060,686
May                                              2,051,441          2,057,137
June                                             2,051,441          2,055,186
July                                             2,051,441          2,054,730
August                                           2,051,441          2,051,321
September                                        2,051,441          2,050,542
                                               -----------        -----------
                                                18,460,937         18,517,258


 Divided by                                      9 months           9 months
                                               ----------         ----------

Weighted Shares Outstanding                      2,051,215          2,057,473
                                               ===========        ===========


Add Dilutive Shares                                 15,027             37,022

                                                 2,066,242          2,094,495
                                               ===========        ===========
  Net Income                                   $   932,151        $   787,050
                                               ===========        ===========


  Net Income Per Share, Basic                  $       .45        $       .38
                                               ===========        ===========

  Net Income Per Share, Assuming Dilution      $       .45        $       .38
                                               ===========        ===========


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